Exhibit 10.15

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is made this        day of November, 2006, by and among:

(A)                              IBR-BYR L.L.C., a Louisiana limited liability company (“IBR BYR”), IBR Plasma Centers, L.L.C., a Louisiana limited liability company (“IBR PC”), and International BioResources, L.L.C., a Louisiana limited liability company (the “Parent”, together with IBR PC and IBR BYR, the “Acquired Asset Entities”);

(B)                                Talecris Plasma Resources, Inc., a Delaware corporation (the “Buyer”), and Talecris Biotherapeutics Holdings Corp., a Delaware corporation (“Holdings”); and

(C)                                J.P. Morgan Trust Company, National Association, a national banking association (the “Escrow Agent”).

The Acquired Asset Entities, the Buyer, Holdings and the Escrow Agent may be referred to herein singly as a “Party” and collectively as the “Parties.”  Capitalized terms used, but not defined, herein shall have the meanings given them in the Asset Purchase Agreement, dated October 31, 2006, by and among the Acquired Asset Entities, the Buyer and Holdings (the “Purchase Agreement”).

BACKGROUND

WHEREAS, pursuant to the Purchase Agreement, the Acquired Asset Entities, the Buyer and Holdings desire to establish an escrow account in order to facilitate the payment of certain indemnification claims that may be made by the Buyer or Holdings against the Acquired Asset Entities pursuant to Section 8 of the Purchase Agreement;

WHEREAS, the Purchase Agreement provides that certain of the Validation Payments and the Milestone Payments payable by the Buyer or Holdings to the Parent thereunder shall be paid to the Escrow Agent to be held in escrow and distributed in accordance with the terms and conditions of this Escrow Agreement and the Purchase Agreement; and

WHEREAS, the Parties desire that the Escrow Agent serve as escrow agent to implement the terms of the Purchase Agreement, and the Escrow Agent desires to so serve, all in accordance with the terms and conditions of this Escrow Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, as well as in the Purchase Agreement, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.                                       Effect of Agreement. The Escrow Agent is not a party to the Purchase Agreement. Therefore, the duties and responsibilities of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement, and no additional duties or responsibilities of the Escrow Agent shall be implied. Without limiting the generality of the foregoing, the Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any written notice, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper Party or Parties, and the Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any such written notice, instruction or request.

2.                                       Creation of the Escrow Account. There is hereby created and established with the Escrow Agent an escrow account, account number 304901520 (the “Escrow Account”), to be held in the custody of the Escrow Agent in accordance with this Escrow Agreement.

3.                                       Escrow Property.

(a)                                  During the term of this Escrow Agreement, pursuant to Sections 2(c)(ii) and 2(c)(iii) of the Purchase Agreement, the Buyer or Holdings may deliver 50% of each Validation Payment and all Milestone Payments (the “Escrow Payments” and each an “Escrow Payment”) to the Escrow Agent for deposit in the Escrow Account, to be distributed in accordance with Section 4 below. All Escrow Payments made by Holdings in restricted Holdings Common Stock shall be accompanied by a written notice to the Escrow Agent and the Acquired Asset Entities setting forth the number of shares issued, as well as the aggregate and per share prices at which such shares were issued (including a statement as to whether such shares were issued at the Agreed Upon Price then in effect or at the Discounted IPO Price). The Escrow Agent shall acknowledge receipt of each Escrow Payment and any accompanying notice by written notice to the Buyer, Holdings and the Acquired Asset Entities.

(b)                                 The Escrow Payments, together with any dividends or distributions or sales proceeds thereof and any interest or other income earned thereon, are referred to herein as “Escrow Property.”  Escrow Property shall not be subject to lien or attachment by any creditor of any Party hereto, and shall be used solely for the purpose set forth in this Escrow Agreement and in the Purchase Agreement. Unless and until any shares of Holdings Common Stock held as Escrow Property are distributed to Holdings pursuant to Section 4(a) below, the record owner of such shares shall be eligible to exercise all voting rights with respect thereto as if such shares were not held in escrow. The Escrow Agent warrants and undertakes that, unless specifically authorized to do so in accordance with the terms and provisions of this Escrow Agreement, it will not release, distribute or expend any portion of the Escrow Property.

(c)                                  During the term of this Escrow Agreement, any cash Escrow Property shall be invested and reinvested by the Escrow Agent in the investment(s) indicated on Schedule 1 or such other investments as shall be directed in writing jointly by the Buyer and Holdings, on the one hand, and the Acquired Asset Entities, on the other hand, and as shall be reasonably acceptable to the Escrow Agent. All investment orders involving U.S. Treasury obligations, commercial paper and other direct investments (as permitted in accordance with this Section 3(c)) will be executed through the facilities of the Escrow Agent’s own trading or capital markets operations or those of any affiliated entity. Periodic statements for the Escrow Account will be provided to the Buyer, Holdings and the Acquired Asset Entities. The Escrow Agent shall have the right to liquidate any investments held in the Escrow Account (other than any Holdings Common Stock, which shall only be sold or liquidated in accordance with Section 3(d) hereof) in order to provide funds necessary to make required payments under this Escrow Agreement. All interest or any other income earned with respect to such investments shall be retained as part of the Escrow Property until distributed in accordance with Section 4 below. As between the Buyer and Holdings, on the one hand, and the Acquired Asset Entities, on the other hand, all interest or any other income earned with respect to such investments shall be paid to the Acquired Asset Entities unless required to be paid to the Buyer pursuant to Section 4 below in respect of Buyer Distribution Claims in excess of the Escrow Payments. For tax reporting purposes, all such income shall be allocated to the Acquired Asset Entities.

(d)                                 To the extent permitted under Applicable Law, the Stockholders Agreement and any other agreement entered into pursuant to the Purchase Agreement, the Acquired Asset Entities may sell any and all Holdings Common Stock held as Escrow Property hereunder to an unaffiliated third party for cash so long as (i) the Acquired Asset Entities shall have given the Escrow Agent, the Buyer and Holdings the Requisite Notice (defined below), and (ii) the amount of gross cash proceeds from such sale equals or is greater than the product of (x) the number of shares of Holdings Common Stock to be so sold and (y) the lesser of the Agreed Upon Price then in effect and the Discounted IPO Price (such product, the “Aggregate Issuance Price”); provided, however, that clause (ii) shall be inapplicable to a sale pursuant to Section 3.08 of the Stockholders Agreement. As a condition to the closing of such sale, the Acquired Asset Entities shall require that all cash proceeds from such sale be paid into the Escrow Account, and thereafter the Escrow Agent shall retain as Escrow Property such proceeds until such time as the Acquired Asset Entities may withdraw them pursuant to Section 4(b). Any fees, commissions, costs and expenses incurred or payable in connection with such sale of Holdings Common Stock shall be borne by and paid directly by the Acquired Asset Entities and shall not be paid using Escrow Property. The “Requisite Notice” means a notice setting forth the number of shares of Holdings Common Stock proposed to be sold, the prospective purchaser of such shares and the price and other terms on which the Acquired Asset Entities propose to make such sale, and given (A) at least five (5) Business Days prior to the date of sale, in the case where the shares to be sold are shares of restricted Holdings Common Stock, or (B) as promptly as practicable, but at least one Business Day, prior to the date of sale, in the case where the shares to be sold are shares of freely-tradable Holdings Common Stock, and in each case otherwise in accordance with Section 7 hereof.

(e)                                  To the extent permitted under Applicable Law, the Stockholders Agreement and any other agreement entered into pursuant to the Purchase Agreement, if at any time any of the Acquired Asset Entities determines to distribute or transfer any shares of Holdings Common Stock issued or issuable under the Purchase Agreement to its members of the Acquired Asset Entities or any other Permitted Transferee (as defined in the Stockholders Agreement), then as a condition to such distribution or transfer each such member and Permitted Transferee shall execute a counterpart signature page to this Escrow Agreement, whereupon such member or Permitted Transferee shall be deemed to be an Acquired Asset Entity for purposes of this Agreement upon satisfaction of the Escrow Agent’s account opening requirements provided in Section 11(a) and such other conditions as the Escrow Agent may reasonably require in accordance with Applicable Law, and each such member and Permitted Transferee shall have all of the rights and obligations of an Acquired Asset Entity hereunder as if such member or Permitted Transferee were an original party hereto. If a distribution or transfer of Holdings Common Stock occurs as contemplated in this Section 3(e) such that a member of an Acquired Asset Entity or Permitted Transferee becomes a party to this Escrow Agreement, then any subsequent distribution of the Escrow Property pursuant to Section 4 will be subject to allocation among the parties to this Escrow Agreement at such time in accordance with the percentage of the Holdings Common Stock held of record by each such party (as reflected in the stock certificates then held by the Escrow Agent). If the Escrow Property is then held in cash, the Escrow Agent may rely on a joint instrument signed by such parties to this Escrow Agreement, certifying to the Escrow Agent as to the allocation of the Escrow Property among such parties.

4.                                       Distribution of Escrow Property. The Escrow Agent shall pay and deliver the Escrow Property as follows:

(a)                                  If the Buyer or Holdings seeks to recover any Escrow Property pursuant to Section 8 of the Purchase Agreement during the period of this Escrow Agreement, it shall notify the Escrow Agent in writing of the grounds for such distribution of Escrow Property (a “Buyer Distribution Claim”) and the amount of the Escrow Property sought from the Escrow Agent (a “Buyer Claim Notice”), with a copy to the Acquired Asset Entities. The Escrow Agent shall pay the Buyer or Holdings, as applicable, the amount set forth in such Buyer Claim Notice from the Escrow Property on the tenth (10th) Business Day following Escrow Agent’s receipt of such Buyer Claim Notice unless the Acquired Asset Entities give written notice to the Buyer or Holdings, as applicable, and the Escrow Agent (a “Seller Counter Notice”) disputing in good faith either (i) the existence or basis of the Buyer Distribution Claim or (ii) the amount of such Buyer Distribution Claim contained in the Buyer Claim Notice (in which case the Seller Counter

Notice shall set forth the dollar amount of the Acquired Asset Entities’ good faith determination of the Buyer Distribution Claim). If a Seller Counter Notice with respect to a Buyer Claim Notice is received by the Escrow Agent and the Buyer or Holdings, as applicable, on or before 5:00 PM New York, NY time on the tenth (10th) Business Day after the receipt by the Acquired Asset Entities of such Buyer Claim Notice, the Escrow Agent shall do the following:

(A)                              If the Seller Counter Notice disputes the existence or basis of the Buyer Distribution Claim, then the Escrow Agent will retain the Escrow Property that is the subject of such disputed Buyer Distribution Claim contained in the Buyer Claim Notice and distribute such Escrow Property only in accordance and consistent with either: (x) a final non-appealable order, decree or judgment of a court of competent jurisdiction or (y) a joint written instruction from the Buyer or Holdings, on the one hand, and the Acquired Asset Entities, on the other hand, regarding such Escrow Property.

(B)                                If the Seller Counter Notice disputes only the amount of a Buyer Distribution Claim, and not the basis or existence of such claim, then the Escrow Agent will (x) distribute the Escrow Property to the Buyer or Holdings, as applicable, relating to the undisputed amount of such Buyer Distribution Claim contained in such Buyer Claim Notice promptly following the receipt of such Seller Counter Notice, and (y) distribute the Escrow Property relating to the disputed amount of any Buyer Distribution Claim contained in such Buyer Claim Notice only in accordance and consistent with either: (1) a final non-appealable order, decree or judgment of a court of competent jurisdiction or (2) a joint written instruction from the Buyer or Holdings, on the one hand, and the Acquired Asset Entities, on the other hand, regarding such Escrow Property.

(b)                                 If the Acquired Asset Entities shall determine in good faith that the amount of Escrow Property exceeds the applicable Cap Amount during the period of this Escrow Agreement (including, without limitation, as a result of the reduction of the Cap Amount as of the 18-Month Anniversary), then the Acquired Asset Entities may notify the Escrow Agent in writing of such determination (a “Seller Distribution Claim”) and the amount of the Escrow Property sought from the Escrow Agent (a “Seller Claim Notice”), with a copy to the Buyer and Holdings. The Escrow Agent shall pay the Acquired Asset Entities, as applicable, the amount set forth in such Seller Claim Notice from the Escrow Property on the tenth (10th) Business Day following Escrow Agent’s receipt of such Seller Claim Notice unless the Buyer or Holdings give written notice to the Acquired Asset Entities and the Escrow Agent (a “Buyer Counter Notice”) disputing in good faith either (i) the existence or basis of the Seller Distribution Claim or (ii) the amount of such Seller Distribution Claim contained in the Seller Claim Notice (in which case the Buyer Counter Notice shall set forth the dollar amount of the Buyer’s and Holdings’ good faith determination of the Seller Distribution Claim). If a Buyer Counter Notice with respect to a Seller Claim Notice is received by the Escrow Agent and the Acquired Asset Entities on or before 5:00 PM New York, NY time on the tenth (10th) Business Day after the receipt by the Buyer and Holdings of such Seller Claim Notice, the Escrow Agent shall do the following:

(A)                              If the Buyer Counter Notice disputes the existence or basis of the Seller Distribution Claim, then the Escrow Agent will retain the Escrow Property that is the subject of such disputed Seller Distribution Claim contained in the Seller Claim Notice and distribute such Escrow Property only in accordance and consistent with either: (x) a final non-appealable order, decree or judgment of a court of competent jurisdiction or (y) a joint written instruction from the Buyer or Holdings, on the one hand, and the Acquired Asset Entities, on the other hand, regarding such Escrow Property.

(B)                                If the Buyer Counter Notice disputes only the amount of a Seller Distribution Claim, and not the basis or existence of such claim, then the Escrow Agent will (x) distribute the Escrow Property to the Acquired Asset Entities relating to the undisputed amount of such Seller Distribution Claim contained in such Seller Claim Notice promptly following the receipt of such Buyer Counter Notice, and (y) distribute the Escrow Property relating to the disputed amount of any Seller Distribution Claim contained in such Seller Claim Notice only in accordance and consistent with either: (1) a final non-appealable order, decree or judgment of a court of competent jurisdiction or (2) a joint written instruction from the Buyer or Holdings, on the one hand, and the Acquired Asset Entities, on the other hand, regarding such Escrow Property.

(c)                                  Any court order referenced in Section 4(a) or Section 4(b) above shall be accompanied by a legal opinion by counsel for the presenting party (with a copy to the other parties to be given concurrently) reasonably satisfactory to Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act on and promptly disburse such Escrow Property in accordance with such court order and legal opinion furnished pursuant to Section 4(a) or Section 4(b) above without further question.

(d)                                 Notwithstanding the foregoing, the Escrow Property, less an amount equal to claims for which a Buyer Claim Notice has been given but which remain unpaid or with respect to which a Seller Counter Notice has been delivered, shall be released on                           , 2009 [i.e., the thirtieth (30th) month anniversary of the Closing Date].

(e)                                  If any Escrow Property to be released by the Escrow Agent pursuant to Section 4(a) or Section 4(b) above shall be in the form of Holdings Common Stock, then the number of shares to be released from the Escrow Account to the Buyer and Holdings shall be equal to the quotient obtained by dividing (i) the amount of the Buyer Distribution Claim (or portion thereof) or the Seller Distribution Claim (or portion thereof), as the case may be, being paid by (ii) the Fair Market Value, as calculated by the Buyer or Holdings, on the one hand, or the Acquired Asset Entities, on the other hand, as applicable, subject to the procedures set forth in Section 4(a) or Section 4(b) above, as applicable. “Fair Market Value” means, with respect to a share of Holdings Common Stock, (i) as of any date of determination prior to the closing date of an initial public offering of Holdings Common Stock (the “IPO Date”), the Agreed Upon Price as then in effect plus interest thereon, at the rate of 8% per annum, calculated on the basis of the actual days elapsed from the date of issuance of such share of Holdings Common Stock to the date of such release (the “Interest-Adjusted Price”), (ii) as of any date of determination on or following the IPO Date through the date of expiration of the underwriters’ lock-up agreement entered into by the Acquired Asset Entities or their respective Affiliates in connection with such initial public offering of Holdings Common Stock (the “Lock-Up Expiration Date”), the higher of the Interest-Adjusted Price and the then current Market Price of a share of Holdings Common Stock, and (iii) as of any date after the Lock-Up Expiration Date, the then current Market Price of a share of Holdings Common Stock. “Market Price” means the average for the thirty consecutive trading days immediately preceding the date of determination of (i) the daily closing price of Holdings Common Stock as reported by the principal securities exchange on which the Holdings Common Stock is then listed, or (ii) if not listed on any such exchange, the daily closing bid prices or last trade prices of the Holdings Common Stock as reported in the over-the-counter market or electronic bulletin board, or (iii) if not so reported, the average of the daily bid and ask prices of any market makers for the Holdings Common Stock as reported in the “pink sheets” by Pink Sheets LLC, or (iv) if not so reported, the fair market value of the Holdings Common Stock as determined by Holdings’ Board of Directors.

(f)                                    At any time that the Escrow Agent shall be required to retain a fraction of a share of Holdings Common Stock in accordance with the value mechanism in Section 4(e), the Escrow Agent shall round up to the next whole number. Consequently, the number of shares of Holdings Common Stock to be released shall be rounded down to the next whole number.

(g)                                 Subject to the terms of Section 4 of this Agreement, in the event of a distribution of Escrow Property pursuant to Section 4, the Escrow Agent’s sole obligation with respect to the distribution of the shares of Holdings Common Stock shall be to deliver the stock certificate(s) representing such shares and any related stock powers to the party or parties entitled to receive such distribution; provided, however, that if the stock certificate(s) held by the Escrow Agent do(es) not represent the exact number of shares to be distributed to the party or parties entitled to receive such distribution (such certificate(s), collectively, the “Old Certificates”), then the Escrow Agent shall (i) instruct Holdings (or its designated stock transfer agent) to issue new stock certificates representing the exact number of shares of Holdings Common Stock to be distributed to the party or parties entitled to receive such distribution and/or to be retained by the Escrow Agent following such distribution (such certificates, collectively, the “New Certificates”), (ii) concurrently with Holdings’ (or its designated stock transfer agent’s) delivery of the New Certificates to the Escrow Agent, exchange the Old Certificates for the New Certificates; and (iii) promptly deliver New Certificates to the party or parties entitled to receive such distribution and/or retain New Certificates that are not subject to such distribution, as the case may be. Notwithstanding the foregoing, Holdings shall not be required to issue and deliver to the Escrow Agent a New Certificate for any shares of Holdings Common Stock it or any of its Affiliates may be entitled to receive hereunder. In connection with a distribution or transfer contemplated in Section 3(e), the Escrow Agent shall (i) instruct Holdings (or its designated stock transfer agent) to issue one or more new stock certificates in the name of the member(s) or other Permitted Transferree(s) to whom such shares were distributed or transferred, and (ii) concurrently with Holdings’ (or its designated stock transfer agent’s) delivery of the such new stock certificate(s) to the Escrow Agent, exchange the old stock certificate(s) (together with executed counterpart(s) to this Escrow Agreement from such member(s) or other Permitted Transferree(s)) for the new stock certificates. The Escrow Agent shall have no liability whatsoever for any error, delay or failure to act by Holdings (or its designated stock transfer agent), including without limitation any error, delay or failure in the delivery of such shares of Holdings Common Stock. If at any time the Escrow Agent or Holdings requests a duly executed stock power from the Acquired Asset Entities or any transferee thereof, the Acquired Asset Entities or such transferee shall provide Escrow Agent with such stock power as soon as practical.

5.                                       Escrow Period; Termination of Escrow. The escrow period shall commence on the date hereof and shall end on the date on which all of the Escrow Property shall have been distributed in accordance with Section 4 hereof.

6.                                       Fees. The Buyer and Holdings shall, jointly and severally, be responsible for, and each agrees (i) to pay to the Escrow Agent upon execution of this Escrow Agreement and from time to time thereafter (in accordance with Schedule 2 attached hereto) the entirety of the Escrow Agent’s administrative fee as described in Schedule 2 attached hereto, and (ii) to pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorneys’ fees and reasonable expenses, incurred or made by it in connection with the preparation, execution, performance, delivery, modification and termination of this Escrow Agreement. The Escrow Agent shall have, and is hereby granted, a prior lien upon any property, cash, or assets of the Escrow Property, with respect to its unpaid fees, nonreimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities. The Escrow Agent shall have and is hereby granted the right to set off and deduct any unpaid fees, nonreimbursed expenses or unsatisfied indemnification rights from any cash Escrow Property.

7.                                       Notices. All notices, consents, waivers, and other communications under this Escrow Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addressee and facsimile numbers set forth below (or to such other addressee and facsimile numbers as a party may designate by notice to the other parties):

If to the Acquired Asset Entities:

International BioResources, L.L.C.

1100 Camellia Boulevard

Suite 201

Lafayette, Louisiana  70508

Fax:  (337) 931-6248

Attention:  Rodney Savoy

and

International BioResources, L.L.C.

1200 Camellia Boulevard

Suite 203

Lafayette, Louisiana  70508

Fax:  (337) 216-6644

Attention:  Ben Blanchet

and

Fulbright & Jaworski L.L.P.

666 Fifth Avenue

New York, New York 10103

Fax:  (212) 318-3400

Attention:  Neil Gold, Esq.

If to the Buyer or Holdings:

Talecris Biotherapeutics Holdings Corp.

PO Box 110526

4101 Research Commons

79 T.W. Alexander Drive

Research Triangle Park

North Carolina, USA 27709

Fax: (919) 316-6669

Attention: General Counsel

Copy to:

Reed Smith LLP

599 Lexington Avenue

29th Floor

New York, NY 10022

Fax:  (212) 521-5450

Attention: David M. Grimes, Esq.

If to the Escrow Agent:

J.P. Morgan Trust Company,

National Association

420 West Van Buren, Mail Code IL1-0113

Chicago, IL  60606-6113

Fax:  (312) 954-0430

Attention: Sara Bergthold

8.                                       Liability of Escrow Agent.

(a)                                  The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Schedule 1 or any investment made pursuant to the instructions of the Parties or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest cash Escrow Property.

(b)                                 In performing any of its services under this Escrow Agreement, the Escrow Agent shall not incur any liability to anyone for damages, losses or expenses, unless a court of competent jurisdiction determines that the Escrow Agent’s willful misconduct or gross negligence was the cause of such damages, losses or expenses.

(c)                                  If within 120 days after the Escrow Agent’s receipt of a Seller Counter Notice or a Buyer Counter Notice, the Parties to this Escrow Agreement are unable to resolve the conflict, and Escrow Agent is in doubt as to any of its obligations under this Agreement,  the Escrow Agent shall be entitled at its option to tender into the custody of any court of competent jurisdiction in the State of New York the Escrow Property and to begin such legal proceedings in connection with an action for interpleader as the Escrow Agent deems appropriate. After taking such actions, the Escrow Agent shall then be discharged from any further duties and liability under this Escrow Agreement except to the extent of any prior willful misconduct or gross negligence of the Escrow Agent.

(d)                                 The Escrow Agent shall act hereunder as a depositary only and its duties hereunder shall be limited to the safekeeping of the Escrow Property received by it as an escrow agent and for the disbursement of same in accordance with this Escrow Agreement, and it shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any document furnished to the Escrow Agent or any asset deposited with it.

(e)                                  In the administration of the Escrow Account hereunder, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through agents or attorneys and may consult with legal counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall incur no liability and it shall be fully protected in acting in good faith in accordance with the advice and opinions of such counsel, accountants and skilled persons.

(f)                                    The Acquired Asset Entities, on the one hand, and the Buyer and Holdings, on the other hand, shall jointly and severally indemnify the Escrow Agent and its directors, officers, agents and employees (collectively, the “Indemnitees”) from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket, incidental expenses, reasonable legal fees and expenses (including the reasonable, accurately allocated costs and expenses of in-house counsel and legal staff and other reasonable costs and expenses of defending or preparing to defend against any claim) (collectively, “Losses”) that may be imposed on, incurred by, or asserted against, the Indemnitees arising out of the Escrow Agent’s performance under this Escrow Agreement; provided that the Escrow Agent or any such Indemnitee has not acted with gross negligence or engaged in willful misconduct. Although the obligations of the Acquired Asset Entities, on the one hand, and the Buyer and Holdings, on the other hand, pursuant to this Section 8(f) are joint and several, the Acquired Asset Entities, the Buyer and Holdings agree that as between themselves, the Acquired Asset Entities, on the one hand, and the Buyer and Holdings, on the other hand, shall each be responsible for 50% of any such indemnification obligation arising under this Section 8(f). The Acquired Asset Entities shall jointly and severally indemnify the Buyer and Holdings from and against any and all Losses incurred by either of them arising out of the Escrow Agent’s exercise of its rights or remedies in respect of any lien on the Escrow Property established under Section 6 above that results from any Acquired Asset Entity’s failure to indemnify the Escrow Agent pursuant to this Section 8(f). The Buyer and Holdings shall jointly and severally indemnify the Acquired Asset Entities from and against any and all Losses incurred by any of them arising out of the Escrow Agent’s exercise of its rights or remedies in respect of any lien on the Escrow Property established under Section 6 above that results from the Buyer and Holdings’ failure to pay any fees, expenses, disbursements and advances as required under the first sentence of Section 6 or their failure to indemnify the Escrow Agent pursuant to this Section 8(f). The provisions of this Section 8(f) shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent for any reason.

(g)                                 Notwithstanding anything in this Agreement to the contrary, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

9.                                       Resignation and Removal of Escrow Agent.

(a)                                  The Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving 30 days advance notice in writing of such resignation to the other parties hereto specifying a date when such resignation shall take effect. In addition, if the Escrow Agent becomes unable to fulfill its duties hereunder, or, if for any reason, Acquired Asset Entities, on the one hand, and the Buyer and Holdings, on the other hand, desire to remove the Escrow Agent, such Parties may, by mutual agreement at any time, remove the Escrow Agent as escrow agent by providing 10 days advance written notice to the Escrow Agent. Upon such resignation or removal, the Escrow Agent shall have the right to withhold an amount equal to any amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

(b)                                 In the event of the resignation or removal of the Escrow Agent, the Acquired Asset Entities, the Buyer and Holdings will, by mutual agreement, appoint a successor escrow agent. If such Parties fail to agree on a successor escrow agent within the applicable period referenced in paragraph (a) above, the Escrow Agent shall, at the expense of Acquired Asset Entities, on the one hand, and the Buyer and Holdings, on the other hand, (such expense to be borne one-half by the Acquired Asset Entities, on the one hand, and the Buyer and Holdings, on the other hand), deliver the Escrow Property to a court in accordance with Section 8(c) hereof. Upon the appointment of any successor escrow agent under this Escrow Agreement, the successor escrow agent shall have all the rights, duties and powers that applied to the original Escrow Agent hereunder.

10.                                 Attachment of Escrow Property; Compliance with Legal Orders. In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

11.                                 Account Opening Information/TINs.

(a)                                  The Parties understand that, to help the United States government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. Accordingly, the Buyer, Holdings and the Acquired Asset Entities, including any member of the Acquired Asset Entities or Permitted Transferee pursuant to Section 3(e) above, agree to provide such information as Escrow Agent may reasonably request for purposes of opening the Escrow Account and identifying relevant parties.

(b)                                 Upon execution of this Escrow Agreement, each of the Acquired Asset Entities shall provide the Escrow Agent with a fully executed W-8 or W-9 IRS form, which shall include the Acquired Asset Entities’ Taxpayer Identification Numbers (“TINs”). In addition, all interest or other income earned under the Escrow Agreement shall be allocated and/or paid as set forth in Section 3(c) hereof or as directed in a joint written direction of the Buyer and Holdings, on the one hand, and the Acquired Asset Entities, on the other, and reported by the recipient to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, the Escrow Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Property shall be retained as Escrow Property and reinvested from time to time by the Escrow Agent as provided in Section 3(c) hereof. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in a joint written direction of Acquired Asset Entities, on the one hand, and the Buyer and Holdings, on the other hand, which shall be delivered to the Escrow Agent no later than December 15th of each calendar year. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

12.                                 Security Procedures. In the event any instructions regarding the transfer of Escrow Property are given (other than in writing at the time of execution of this Escrow Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 3 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, and a list of such authorized signatories is set forth on Schedule 1. The undersigned is authorized to certify that the signatories on Schedule 1 are authorized signatories. The persons and telephone numbers for individuals authorized to give and confirm funds transfer instructions may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the recipient’s bank in any transfer of Escrow Property may rely solely upon any account numbers or similar identifying numbers provided by the Buyer and Holdings, on the one hand, or the Acquired Asset Entities, on the other hand, to identify (i) the recipient, (ii) the recipient’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrow Property for any payment order it executes using any such identifying number, even when its use may result in a person other than the recipient being paid, or the transfer of Escrow Property to a bank other than the recipient’s bank or an intermediary bank designated. The Parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

13.                                 General Terms.

(a)                                  This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws. Any action brought hereunder shall be brought in the courts of the State of New York, located in New York County or in the United States District Court for the Southern District of New York. Each Party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts.

(b)                                 Should Buyer and Holdings, on the one hand, or the Acquired Asset Entities, on the other, have any disputes with regards to any matters under this Escrow Agreement, such parties shall make a reasonable good faith effort to resolve their differences.

(c)                                  The Parties hereto agree to execute and deliver any and all papers and documents necessary to complete the actions contemplated hereby.

(d)                                 This Escrow Agreement shall be binding upon the Parties hereto and their respective successors and assigns. Neither this Escrow Agreement nor any right or interest hereunder may be assigned in whole or in part by any Party without the prior consent of the other Parties, except as set forth in the next sentence. Any corporation or association into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

(e)                                  This Escrow Agreement (and to the extent referred to herein, the Purchase Agreement) contain the entire agreement among the Parties hereto with respect to the subject matter hereof. The provisions of this Escrow Agreement may only be waived, altered, amended or supplemented, in whole or in part, by a writing signed by all of the Parties hereto.

(f)                                    Unless the context of this Escrow Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to one gender include all genders, (iii) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (iv) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (v) references to “hereunder;” “herein,” “hereto” or “hereof” relate to this Escrow Agreement. The section and other headings contained in this Escrow Agreement are for reference purposes only and shall not control or affect the construction of this Escrow Agreement or the interpretation thereof in any respect. Section, subsection and schedule references are to this Escrow Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under generally accepted accounting principles.

(g)                                 Notwithstanding any other provision of this Agreement, the Escrow Agent shall not be obligated to perform any obligation hereunder and shall not incur any liability for the nonperformance or breach of any obligation hereunder to the extent that the Escrow Agent is delayed in performing, unable to perform or breaches such obligation because of acts of God, war, terrorism, fire, floods, strikes, electrical outages, equipment or transmission failures, or other causes reasonably beyond its control.

(h)                                 This Escrow Agreement may be executed in two or more counterparts (which may be delivered by facsimile), each of which shall be binding as of the date first written above. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Escrow Agreement to produce or account for more than one such counterpart.

[Signatures to Follow]

IN WITNESS WHEREOF, this Escrow Agreement has been executed by the parties hereto as of the day and year first written above.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

By:	/s/ LAWRENCE D. STERN
Name:	Lawrence D. Stern
Title:	Executive Chairman

TALECRIS PLASMA RESOURCES, INC.

By:	/s/ RANDALL A. JONES
Name:	Randall A. Jones
Title:	Vice President

IBR-BYR L.L.C.

By:	/s/ RODNEY L. SAVOY
Name:	Rodney L. Savoy
Title:	CEO

INTERNATIONAL BIORESOURCES, L.L.C.

By:	/s/ RODNEY L. SAVOY
Name:	Rodney L. Savoy
Title:	CEO

IBR PLASMA CENTERS, L.L.C.

By:	/s/ RODNEY L. SAVOY
Name:	Rodney L. Savoy
Title:	CEO

J.P. MORGAN TRUST COMPANY,
NATIONAL ASSOCIATION

By:	/s/ SARA BERGTHOLD
Name:	Sara Bergthold
Title:	Trust Officer